Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Marc de Garidel, President and Chief Executive Officer of CinCor Pharma, Inc. (the "Company"), and Mary Theresa Coelho, Chief Financial Officer and Chief Business Development Officer of the Company, each hereby certifies that, to the best of his/her knowledge:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 22, 2022	By:	/s/ Marc de Garidel
Marc de Garidel
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Mary Theresa Coelho
Mary Theresa Coelho
Chief Financial Officer and Chief Business Development Officer
(Principal Financial Officer and Principal Accounting Officer)